                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [] Check the appropriate box:

[X]  Preliminary Proxy Statement     [X] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e) (2))

[x]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CAROLINA FIRST BANCSHARES, INC.
                          --------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                         CAROLINA FIRST BANCSHARES, INC.
                              236 EAST MAIN STREET
                        LINCOLNTON, NORTH CAROLINA 28092

                                                              March 26, 1999


Dear Shareholders:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Carolina First BancShares, Inc. which will be held in the Lincoln Cultural Center, 403 East Main Street, Lincolnton, North Carolina, on Tuesday, April 20, 1999 at 6:00 P.M. local time.

         We hope you can attend the Meeting. At the Meeting, shareholders will be asked to elect 10 directors to serve one-year terms, and to approve and adopt a long-term incentive plan. Even if you are planning to attend the Meeting, please complete the enclosed proxy card and return it to us so that your shares may be voted. You will still be able to vote your shares in person if you attend the Meeting.

         We look forward to seeing you on April 20.

                                   Sincerely,


                                    L. D. Warlick, Jr.
                                    Chairman





PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING FORM OF PROXY IN THE POSTAGE PAID RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                         CAROLINA FIRST BANCSHARES, INC.
                              236 EAST MAIN STREET
                        LINCOLNTON, NORTH CAROLINA 28092


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  to be held on
                                 April 20, 1999

         Notice is hereby given that the 1999 Annual Meeting of Shareholders (the "Meeting") of Carolina First BancShares, Inc. (the "Company"), will be held in the Lincoln Cultural Center, 403 East Main Street, Lincolnton, North Carolina on Tuesday, April 20, 1999 at 6:00 P.M., local time, for the following purposes:

         1. To elect Harold D. Alexander, James E. Burt, III, Charles A. James, Walter M. Jones, Jr., Jack L. Lutz, Samuel C. King, Jr., Harry D. Ritchie, Thomas M. Robbins, L. D. Warlick, Jr., and Estus B. White to serve as directors of the Company for a one-year term and until their successors are elected and qualified;

         2. To approve and adopt the Carolina First BancShares, Inc. 1999 Long-Term Incentive Plan; and

         3. To transact such other business as may properly come before the Meeting or any adjournments thereof. The enclosed Proxy Statement
         explains  these  proposals.   We  urge  you  to  read  these  materials
         carefully.

     Only those shareholders of record at the close of business on March 1, 1999 are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

         You are cordially invited to attend the Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE UNDERSIGNED AT (704) 732-2222.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSALS PRESENTED.

                                             By Order of the Board of Directors,



                                                     Jan H. Hollar
                                                     Secretary

Lincolnton, North Carolina
March 26, 1999

                         CAROLINA FIRST BANCSHARES, INC.

                     Proxy Statement for the Annual Meeting
                  of Shareholders to be held on April 20, 1999


                                  INTRODUCTION
         This Proxy Statement is furnished to shareholders of Carolina First BancShares, Inc., a North Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at 6:00 P.M. local time in the Lincoln Cultural Center, 403 East Main Street, Lincolnton, North Carolina on Tuesday, April 20, 1999, and at any adjournments or postponements thereof (the "Meeting"). The Meeting will be held for the purposes of (i) electing Harold D. Alexander, James E. Burt, III, Charles A. James, Walter M. Jones, Jr., Samuel C. King, Jr., Jack L. Lutz, Harry D. Ritchie, Thomas M. Robbins, L. D. Warlick, Jr., and Estus B. White as directors of the Company; (ii) approving and adopting the Carolina First BancShares, Inc. 1999 Long-Term Incentive Plan (the "1999 Plan"); and (iii) transacting such other business as may properly come before the Meeting.

         The Company's principal executive offices are located at 236 East Main Street, Lincolnton, North Carolina 28092, and the mailing address is P.O. Box 657, Lincolnton, North Carolina 28093, and its telephone number is (704) 732-2222. This Proxy Statement is dated March 26, 1999, and was mailed to shareholders of the Company on or about that date.

SHAREHOLDERS ENTITLED TO VOTE

         Only shareholders of record of the Company at the close of business on March 1, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Each share of the Company's $2.50 par value common stock (collectively, the "Shares") issued and outstanding on the Record Date is entitled to one vote on each proposal.

         On the Record Date, there were approximately 5,436,837 Shares issued and outstanding which were held by approximately 4,242 holders of record. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed, and Shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date. Proxies are being solicited by the Company's Board of Directors and may be revoked prior to exercise.

VOTES REQUIRED

         The approval of each proposal set forth in this Proxy Statement requires that a quorum be present at the Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the Shares entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and "broker non-votes" will be counted as Shares present for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

         Proposal I, relating to the election of the nominees for director, requires approval by a plurality of the votes cast in the election. This means that nominees will be elected only if the holders of more shares voting at the Meeting vote for a nominee than withhold authority for such nominee.

         Proposal II requires approval by the holders of a majority of the Shares voting on the matter at the Meeting. With respect to such proposal, abstentions will be counted, but "broker non-votes" will not be counted as having voted. Abstentions will have the same effect as votes cast against such proposal for purposes of determining whether such proposal has received sufficient votes for approval.

PROXIES

         Shares represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions on the proxies. If no instructions are indicated, such proxies will be voted in favor of (i) the election of all nominees for director, (ii) the approval and adoption of the 1999 Plan, and (iii) the best judgment of the persons designated in such proxies as to any other matters which may properly come before the Meeting. Shareholders who have given a proxy may revoke it at any time prior to its exercise by (i) giving written notice to Jan H. Hollar at the Company, or (ii) submitting to the Company a properly executed proxy bearing a later date, or (iii) voting in person at the Meeting.


PROPOSAL I
ELECTION OF DIRECTORS
         The Company's Board of Directors has nominated the persons named below for election as directors to hold office until the next annual meeting of the shareholders of the Company and until their successors shall have been elected and qualified. It is believed that all of the nominees will be available and able to serve as directors. If for any reason any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Company's Board of Directors.

         Under the Company's Bylaws, the Board of Directors of the Company shall consist of not less than three nor more than 25 members, the number of which shall be fixed and determined from time to time either by resolution of the Board of Directors or by resolution of the shareholders. The Board of Directors has fixed the number of directors at 10. The Company has nominated 10 persons to serve as directors. All current directors have been nominated for reelection, except John R. Boger, Jr. who will reach the mandatory retirement age by the time of the Meeting, and is retiring. Proxies may not be voted for more than 10 nominees at the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

CERTAIN INFORMATION CONCERNING NOMINEES AND NAMED EXECUTIVE OFFICERS

         The following table sets forth the name, age and business experience during the past five years, of each nominee for election to the Board of Directors of the Company. It also sets forth information as of February 8, 1999 regarding the beneficial ownership of Company Shares by each nominee for election as a director, by the Named Executive Officers (as hereinafter defined), and by all directors and executive officers as a group. The amounts shown are based upon information furnished by the individuals named.

NOMINEES FOR DIRECTORS

NAME, AGE AND YEAR FIRST                                                                      BENEFICIAL
ELECTED OR APPOINTED AS A                                                                     OWNERSHIP OF
DIRECTOR                          Business Experience During the Past Five Years              SHARES(1)
Harold D. Alexander (63)          Mr.  Alexander  is the  President  and  owner  of  Young &     46,392 (2)
1999                              Alexander,   Inc.  (electrical  contractor).   He  is  the         *
                                  Chairman of  Community  Bank & Trust Co. and has served as a director of Community Bank & Trust Co. since 1987.

James E. Burt, III (61)           Mr. Burt has been  President of the Company since 1990 and     56,551 (3)
1990                              Chief  Executive  Officer of the Company  since 1998.  Mr.       1.05%
                                  Burt has been  President  and Chief  Executive  Officer of
                                  Lincoln  Bank  since  1990.  Mr.  Burt  has  also  been  a director of Cabarrus  Bank since 1992,  First  Gaston Bank of North  Carolina  since 1995 and Community  Bank & Trust
                                  Co. since 1999.

Charles A. James (52)             Mr.  James has  served as a director  of CK  Federal  from     7,143
1998                              1983  to  1993  and  subsequently  to  1998  when  it  was       *
                                  acquired  by  South  Trust  Bank of  North  Carolina.  Mr.
                                  James is the President of Mt. Pleasant  Insurance  Agency;
                                  the President of Mt.  Pleasant  Enterprises,  Inc., a land
                                  development   company;   director  of  Albemarle  Knitting
                                  Corp.; Co-owner of Mt. Pleasant Bonded Warehouse;  Partner
                                  of  All   Secure   Storage;   Partner   of  North   Branch
                                  Properties,  a real  estate  investment,  and  Partner  of
                                  Earnhardt  Interchange  Properties,   a  real  estate/land
                                  investment.  He has served as a director of Cabarrus  Bank since 1998.

Walter H. Jones, Jr. (57)         Mr.  Jones  is a  partner  in the law  firm  of  Homesley,     6,919 (4)
1999                              Jones,  Gaines,   Homesley  &  Dudley;   Chairman  of  the       *
                                  Mooresville   Board  of  Elections;   and  has  served  as
                                  President  of the  Mooresville  Jaycees,  and the  Iredell
                                  County  Bar  Association.  Mr.  Jones is an elder of First
                                  Presbyterian  Church of  Mooresville.  He has  served as a director of Lincoln Bank since 1995.

Samuel C. King, Jr. (51)          Mr. King has been President of King's Office Supply,  Inc.     24,980 (5)
1989                              since 1977; and President of King Cain,  Inc.,  d/b/a Mail         *
                                  Boxes Etc.  since  1998.  He has  served as a director  of
                                  Lincoln  Bank since 1983 and as Vice  Chairman  of Lincoln
                                  Bank since 1992.






Jack L. Lutz (61)                 Mr.  Lutz is  President  of Lutz  Corporation,  d/b/a Lutz     9,379 (6)
1999                              Petroleum,  Spindale, NC, d/b/a Lutz Leasing,  Shelby, NC;       *
                                  Co-owner  of L&L  Partnership  (commercial  real  estate);
                                  Owner of J.L. Rentals (apartment  rentals);  and President of  the  Lutz  Foundation.  Mr.  Lutz  also  serves  as  a
                                  director   of   several    petroleum   and   environmental
                                  companies.  He has been a  director  of  Community  Bank &
                                  Trust Co. since 1987.

Harry D. Ritchie (65)             Mr.  Ritchie is retired.  He has been the owner of Ritchie     19,566 (7)
1989                              Brothers  Dairy  Farm  since  1955.  He  has  served  as a        *
                                  director of Lincoln Bank since 1983.

Thomas M. Robbins (64)            Mr.  Robbins  is  the  former  Secretary  &  Treasurer  of     15,078 (8)
1999                              Tri-City  Concrete Co., Inc.  (ready mix concrete  sales);         *
                                  former  Co-Owner of  Rutherfordton  Properties(real estate rentals)  and  Robbins  Leasing (equipment rentals). He is currently a member of the  Economic Development Commission
                                  of Rutherford County.   He has  served  as  a  director of
                                  Community Bank & Trust Co. since 1987.

L. D. Warlick, Jr. (59)           Mr.  Warlick was elected  Chairman of the Company on March     57,899 (9)
1992                              18,  1999.   Mr.  Warlick  is  the  President  of  Warlick        1.06%
                                  Funeral Home,  Lincolnton,  North Carolina. Mr. Warlick is
                                  a past  President  of the  Lincolnton  Rotary Club and the
                                  Lincoln  County  Chapter of the American Red Cross; a past
                                  President of Lincoln  Medical  Center Board of  Directors;
                                  and is a past  Chairman of the Lincoln  County United Way.
                                  He has served as a director of Lincoln Bank since 1983.

Estus B. White (68)               Mr.  White is retired.  He is the former  owner of White's     20,610 (10)
1992                              Office   Supply  and  Printing  Co.  of   Kannapolis   and          *
                                  Concord.  He is a former  member  of the  Cabarrus  County
                                  Board  of   Education   and  a  former   Cabarrus   County
                                  Commissioner.  He is the retired  Clerk of Superior  Court for  Cabarrus  County.  He has  served  as a  director  of
                                  Cabarrus Bank since 1980.

OTHER NAMED EXECUTIVE
OFFICERS

James R. Beam (58)                Mr.  Beam has  served as an  executive  officer of Lincoln     18,275(11)
                                  Bank since 1984 and as Chief Executive Officer since 1998.          *

Stephen S. Robinson (50)          Mr.  Robinson  has served as Executive  Vice  President of     23,055(12)
                                  Lincoln  Bank  since 1992 and as a Senior  Vice  President          *
                                  from 1986-1992.

Ronald D. Smith (51)              Mr. Smith has served as an  executive  officer of Cabarrus     10,274(13)
                                  Bank  since  1992 and as  President  and  Chief  Executive          *
                                  Officer since 1994.

DIRECTORS AND EXECUTIVE                                                                          285,674(14)
OFFICERS AS A GROUP                                                                                 5.25%
(13 PERSONS) (15)

____________________
* Less than one percent of outstanding Shares.
(1) Information relating to beneficial ownership of Shares is based upon "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission ("SEC") under Section 13(d) of the 1934 Act. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he may disclaim beneficial interest.

(2) Includes 5,235 Shares held by a corporation of which Mr. Alexander is President and owner, and 9,511 Shares held by his wife, as to which Shares Mr. Alexander may be deemed to share voting and investment power.

(3) Includes 3,923 Shares owned by Mr. Burt's wife, as to which Shares Mr. Burt may be deemed to share voting and investment power.

(4) Includes 50 shares owned jointly with his wife, and 4,143 Shares held by Mr. Jones' wife in her own name, as to which Shares Mr. Jones may be deemed to share voting and investment power.

(5) Includes 840 Shares held by a corporation of which Mr. King is President and principal shareholder, 2,113 shares owned jointly with his wife and 8,756 Shares held by Mr. King's wife and family members, as to which Shares Mr. King may be deemed to share voting and investment power.

(6) Includes 3,490 Shares held by Mr. Lutz's wife, as to which Shares Mr. Lutz may be deemed to share voting and investment power.

(7) Includes 7,624 Shares owned jointly with Mr. Ritchie's wife, and 240 shares held by Mr. Ritchie's wife, as to which Shares Mr. Ritchie may be deemed to share voting and investment power.

(8) Includes 5,991 Shares owned jointly with Mr. Robbins' wife and 1,744 Shares held by Mr. Robbins' wife and family members, as to which Shares Mr. Robbins may be deemed to share voting and investment power.

(9) Includes 3,591 Shares held by a corporation of which Mr. Warlick is a director and President, and 13,469 Shares held by Mr. Warlick's wife and family members, as to which Shares Mr. Warlick may be deemed to share voting and investment power.

(10) Includes 11,012 Shares owned jointly with Mr. White's wife, as to which Shares Mr. White may be deemed to share voting and investment power.

(11) Includes 4,500 Shares which could be purchased within 60 days pursuant to the exercise of stock options.

(12) Includes 2,298 Shares held by Mr. Robinson's wife and family members, as to which Shares Mr. Robinson may be deemed to share voting and investment power.

(13) Includes 114 Shares held by Mr. Smith's wife, as to which Shares Mr. Smith may be deemed to share voting and investment power.

(14) Mr. Boger's Shares have not been included in this total because he will have retired as a director by the time of the Meeting.

(15) Excludes shares beneficially owned by D. Mark Boyd, III, who served as Chairman, Chief Executive Officer and a director of the Company in 1998. See "Legal Proceedings" in the Company's 1998 Annual Report on Form 10-K incorporated herein by reference.

Meetings of the Boards of Directors and Committees and Compensation of Directors

         During 1998, the Company's Board met nine times. Each director attended at least 75% of the aggregate number of meetings of the Company's Board and each committee on which he served. Each member of the Company's Board who was not an employee of the Company or its subsidiaries received $225 for each Board meeting attended.

         The Board of Directors currently has an Executive Committee, a CRA Committee, a Compensation and Benefits Committee, an Audit Committee and Nominating Committee. The Executive Committee, which is comprised of Messrs. Alexander, Boger, Burt, King and Ritchie, acts on behalf of the Board between meetings of the full Board. The Executive Committee met eight times in 1998, and each member received $175 for each committee meeting attended.

         The CRA Committee and its representatives meet with community leaders and advocacy organizations in areas within our delineated communities. The CRA Committee solicits opinions from community leaders, community-based organizations, government agencies, political leaders, religious organizations, and concerned individuals to assist in ascertaining local credit needs and to help evaluate the effectiveness of our products, services, and marketing efforts. In addition to Mr. Warlick and Mr. Lutz, the Committee is comprised of officers and directors from each bank subsidiary. The CRA Committee met six times in 1998, and each member received $125 for each meeting attended.

         The Compensation and Benefits Committee reviews salary administration guidelines and incentive compensation plans, and also reviews the Company's administration of such plans. The Compensation and Benefits Committee, which is comprised of Messrs. Alexander, King, Ritchie and Warlick, met nine times in 1998, and each member received $125 for each meeting attended.

         The Audit Committee reviews all control functions and is comprised of Messrs. King, Warlick, Robbins and White. The Audit Committee also recommends on an annual basis to the Board of Directors a public accounting firm to be engaged as independent auditors for the Company for the next fiscal year, reviews the plan for the audit engagement, and reviews financial statements, internal audit plans and reports, financial reporting procedures, and reports of regulatory authorities. The Audit Committee periodically reports to the Board of Directors. The Audit Committee met four times in 1998, and each member received $125 for each meeting attended.

         The Nominating Committee nominates directors of the Company and the members of committees of the Board. While nominees recommended by shareholders may be considered, provided that the nominations are made in accordance with the Company's Amended and Restated Articles of Incorporation, the Nominating Committee has not solicited any such recommendations. The Nominating Committee, which is comprised of Messrs. Alexander, Boger, Burt, King and Ritchie, met once in 1998, and each member received $125 for attending the meeting.

         The Company's Deferred Compensation Plan allows the directors of the Company to defer the compensation they earn for attendance at meetings of the Board or its various committees. Each director elects annually to either receive that year's compensation currently or to defer receipt until after his death, disability or retirement as a director. The amount deferred is credited to the director's account held by Lincoln Bank's Trust Department. Several investment alternatives are available, including Shares.

EXECUTIVE OFFICERS

         In addition to James E. Burt, III, President and Chief Executive Officer, the executive officers of the Company are as follows:

         Ms. Jan H. Hollar (43), served as a Vice President, Treasurer and Secretary of the Company from 1990-1999 and has served as a Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since 1999. Ms. Hollar also serves as a Senior Vice President and Chief Financial Officer of Lincoln Bank, Cabarrus Bank and Community Bank & Trust Co.

         Ms. Joy G. Keever (62), has served as Vice President-Human Resources of the Company since 1996 and has served as Vice President of Administration for Lincoln Bank since 1986.

         Mr. James H. Mauney, II (51), has served as Vice President-Credit Administration of the Company since February 1996. Mr. Mauney served as Vice President, Construction Lending Manager, Credit Policy Officer and Loan Review Manager of Hibernia National Bank, in New Orleans, Louisiana from February 1988 until February 1996.

         The executive officers are appointed by the Company's Board of Directors.

PRINCIPAL SHAREHOLDERS

         As of February 8, 1999, there were no persons known to the Company who were beneficial owners of more than 5% of the Company's outstanding Shares other than D. Mark Boyd, III. Based on the limited information available to it, the Company believes that Mr. Boyd owns approximately the number of Shares set forth in the table below. Mr. Boyd has agreed with the FDIC to cause all his Shares to be voted by a person designated by the Company's Board of Directors in proportion to the votes of all other Shares cast upon such matters. See "Legal Proceedings" in the Company's 1998 Annual Report on Form 10-K incorporated herein by reference.

NAME AND ADDRESS                AMOUNT AND NATURE
OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP        PERCENT OF CLASS

D. Mark Boyd, III                   395,960(1)                     7.28%
P.O. Box 399,
Lincolnton, North Carolina 28093

-------------------
(1) In addition to the Shares that Mr. Boyd owns beneficially, the Company believes certain of his family members own approximately 97,273 additional Shares which, together with Mr. Boyd's Shares, represent approximately 9.07% of the total Shares outstanding.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for each of the last three years, certain elements of compensation for each person who served as the Chief Executive Officer during fiscal 1998 and each of the four most highly-compensated executive officers whose total annual salary and bonus exceeded $100,000 in fiscal 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                  ANNUAL COMPENSATION

                                                                                       SECURITIES
        NAME AND                                                 OTHER ANNUAL          UNDERLYING
    PRINCIPAL POSITION       YEAR      SALARY      BONUS(1)    COMPENSATION (2)      OPTIONS/SARs(3)
                                           $           $                $                   (#)

            (a)                (b)        (c)         (d)              (e)                  (f)
            -----------------------------------------------------------------------------------
James E. Burt, III            1998     $153,885     $32,066          $23,190                 --
President and                 1997      147,966      38,100           27,419                 --
Chief Executive Officer,      1996      140,920      30,983           25,483                 --
President of Lincoln Bank

James R. Beam                 1998     $102,664     $10,552          $16,141               5,000
Chief Executive Officer of    1997       95,163      12,960           15,597                 --
Lincoln Bank (since           1996       90,863      10,805           14,925               7,500
November 1998)

Stephen S. Robinson           1998     $100,536     $10,933          $15,232                 --
Executive Vice President      1997       95,683      12,960           14,886                 --
of Lincoln Bank               1996       91,263      11,519           14,903               7,500

Ronald D. Smith               1998     $101,702     $10,621          $14,244                 --
President and Chief           1997       96,526      13,442           14,089                 --
Executive Officer of          1996       91,264       8,809           13,358                 --
Cabarrus Bank

D. Mark Boyd, III             1998     $17,417(6)      --            $2,397                  --
Chairman and Chief            1997      18,000         --             2,316                  --
Executive Officer (until      1996      18,000         --             1,796                  --
November 27, 1998) (4)

----------------
(1)      Bonus  amounts  are  comprised  of cash  payments  in  accordance  with
         guidelines   approved  by  the  Company's   Compensation  and  Benefits
         Committee.

(2) Amounts shown consist of the Company's contribution to the Company's Profit Sharing Plan and the Company's contribution matching the participant's contributions to such plan, and amounts contributed by the Company pursuant to the Deferred Compensation Plan for Carolina First BancShares, Inc. and Subsidiaries on behalf of Messrs. Beam, Burt and Robinson, with respect to fees paid for attendance at meetings of the Board of Directors of Lincoln Bank.

(3) Stock options were granted pursuant to the Company's 1990 Stock Option and Stock Appreciation Rights Plan.

(4) Mr. Boyd resigned as Chairman and Chief Executive Officer and as a director of the Company, and as a director and Chairman of Lincoln Bank on November 27, 1998, and he received salary and other compensation through the related payroll period. See "Legal Proceedings" in the Company's 1998 Annual Report on Form 10-K incorporated herein by reference.

                            OPTION/SAR GRANTS IN 1998


                              Individual Grants
                                           Percent of
                             Number of       Total                               Potential Realizable Value
                            Securities      Options/                             at Assumed Annual Rates of
                            Underlying        SARs      Exercise                  Stock Price Appreciation
                             Options/      Granted to   or Base                       for Option Term
                           SARs Granted    Employees    Price         Expir-
           Name                 (#)         in 1998     ($/Sh)      ation date      5%              10%
                                                                                            ($)
           (a)                  (b)           (c)          (d)         (e)         (f)              (g)
           --------------------------------------------------------------------------------------------------

James R. Beam                  5,000          27%         $30.00     12/8/08       $82,699        $203,697



                     AGGREGATED OPTION/SAR EXERCISES IN 1998
                       AND 1998 YEAR-END OPTION/SAR VALUES

         The following table shows stock option exercises by the named executive officers during 1998, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1998. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company's Common Stock.

                                                                      Number of
                                                                      Underlying      Value of Unexercised
                                                                      Securities          In-the-Money
                                                                     Unexercised         Options/SARs at
                                                                   Options/SARs at     Fiscal Year End ($)
                                                                   Fiscal Year End
                                                                         (#)
                                   Shares
                                 Acquired on     Value Realized      Exercisable/         Exercisable/
            Name                Exercise (#)           ($)          Unexercisable         Unexercisable
            (a)                      (b)               (c)               (d)                   (e)
-------------------------------------------------------------------------------------------------------------
James E. Burt, III                55,996(1)       $1,045,092(2)        72,708(3)/-0-     $1,760,866(3)/$-0-

James R. Beam                        --                --                4,500/8,000        $76,500/$51,000

Stephen S. Robinson                  --                --                3,000/4,500        $46,800/$70,200

Ronald D. Smith                     3,900            $97,032               6,916/-0-          $172,070/$-0-

D. Mark Boyd, III(4)                 --                --                    -0-/-0-              $-0-/$-0-

-----------
(1) Includes 39,283 options and 16,713 SARs. The exercise of the SARs does not result in the issuance of any Shares.

(2)      Includes $431,029 relating to the exercise of the SARs.

(3)      Includes 50,139 SARs with a value of $1,217,852.

(4) Mr. Boyd resigned as Chairman and Chief Executive Officer and as a director of the Company and as a director and Chairman of Lincoln Bank on November 27, 1998. See "Legal Proceedings" in the Company's 1998 Annual Report on Form 10-K incorporated herein by reference.

EMPLOYMENT AGREEMENTS

         As of December 31, 1996, the Company entered into a new employment contract with James E. Burt, III. The contract provides that Mr. Burt shall remain employed by the Company through January 31, 2000, unless sooner terminated under the terms thereof.

         Either the Company or Mr. Burt may terminate the employment contract at any time upon 60 days' prior written notice. The contract may also be terminated by the Company for cause, or by reason of Mr. Burt's disability. In the event his employment is terminated without cause by the Company prior to January 31, 2000, the Company shall continue to pay Mr. Burt's annual salary and provide certain benefits (except for the annual bonus) for a period of 12 months after such termination (or until January 31, 2000, whichever occurs earlier), as severance pay.

         In the event the Company experiences a "change in control," as defined in his employment contract, Mr. Burt shall receive a lump-sum payment equal to his annual salary and maximum bonus potential for the year in which the change in control occurs (in addition to his regular compensation if he remains in the Company's employ after the change in control). In certain circumstances, if Mr. Burt's employment is terminated after a change in control, he may be entitled to receive various benefits and compensation for a period of up to 24 months.

         As of December 31, 1996, the Company also entered into a Deferred Compensation Agreement with Mr. Burt that replaced a similar agreement dated July 2, 1992. This agreement provides that if Mr. Burt retires from the Company at age 62, or if his employment is terminated without cause upon, or within 12 months of, a change in control involving the Company, Mr. Burt shall receive certain payments for up to 120 months.

         As of November 10, 1998, Lincoln Bank entered into an employment contract with Stephen S. Robinson, Executive Vice President of Lincoln Bank. The contract provides that Mr. Robinson shall remain employed by Lincoln Bank as an Executive Vice President through December 31, 2003, unless sooner terminated under the terms thereof. Either party may terminate the employment contract for cause or with proper notification. In the event Mr. Robinson is terminated without cause by Lincoln Bank prior to the expiration date of the contract, he is entitled to continue to receive his salary for a period of 24 months following the date of termination, as severance pay. In the event that Lincoln Bank experiences a "change in control," as defined in the contract, Mr. Robinson is entitled to receive various benefits and compensation.

         As of October 21, 1996, Cabarrus Bank entered into an employment contract with Ronald D. Smith, the President and Chief Executive Officer of Cabarrus Bank. The contract provides that Mr. Smith shall remain employed by Cabarrus Bank through October 21, 2002, unless sooner terminated under the terms thereof. Either party may terminate the employment contract for cause or with proper notification. In the event Mr. Smith is terminated without cause by Cabarrus Bank prior to the expiration date of the contract, he is entitled to continue to receive his salary for a period of 12 months following the date of termination, as severance pay. In the event that Cabarrus Bank experiences a "change in control," as defined in the contract, Mr. Smith is entitled to receive various benefits and compensation. As of February 18, 1993, Cabarrus Bank also entered into a Deferred Compensation Agreement with Mr. Smith. This agreement provides that if Mr. Smith retires from the Company at age 65, Mr. Smith shall receive certain payments for up to 120 months.

         In connection with the Company's acquisition of Community Bank & Trust Co., that bank entered into an employment agreement dated as of June 4, 1998, with Ronnie D. Blanton, which became effective on December 23, 1998 when the acquisition was completed. The contract provides that Mr. Blanton shall remain employed by Community Bank & Trust Co. through December 23, 2001, unless sooner terminated under the terms thereof. The contract provides for the payment of certain transition bonuses in connection with the acquisition of Community Bank & Trust Co., in addition to Mr. Blanton's salary and other benefits. Either party may terminate the employment contract for cause or with proper notification. In the event Mr. Blanton is terminated without cause by Community Bank & Trust Co. prior to January 31, 2002, he is entitled to receive his salary and other benefits until January 31, 2002, or 12 months' pay, whichever is the greater, as severance pay. In the event that Community Bank & Trust Co. experiences a "change in control," as defined in the contract, Mr. Blanton is entitled to receive various benefits and compensation.

         As of February 1, 1999, the Company entered into an employment contract with Janet H. Hollar, the Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. The contract provides that Ms. Hollar shall remain employed by the Company through December 31, 2003, unless sooner terminated under the terms thereof. Either party may terminate the employment contract for cause or with proper notification. In the event Ms. Hollar is terminated without cause by the Company prior to the expiration date of the contract, he is entitled to continue to receive his salary for a period of 12 months following the date of termination, as severance pay. In the event that the Company experiences a "change in control," as defined in the contract, Ms. Hollar is entitled to receive various benefits and compensation.

BOARD AND EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation and Benefits Committee is composed of non-employee, independent members of the Board of Directors. It is the Committee's responsibility to review, recommend and approve changes to the Company's compensation policies and programs. It is also the Committee's responsibility to review and approve all compensation actions for the Chief Executive Officer and all other officers of the Company.

         The Company's primary objective is to maximize shareholder value over time. To accomplish this objective, the Company utilizes four primary components of executive compensation: base salary, annual incentives, long-term incentives and benefits. Each component is offered to key executives in various combinations, structured in each case to meet varying business objectives, and to cumulatively provide a level of total compensation equivalent to companies of comparable size and with similar geographical location and performance results.

         Base salary is the largest component of executive compensation. Salaries are determined by assigning job grades based on an assessment of the level of responsibilities. For each of the 33 job grades used by the Company, a salary range is assigned utilizing an entry level, midpoint and maximum level. Officers are evaluated at least annually, and a performance rating is determined by valuing performance against certain pre-determined job responsibilities and of standard performance criteria. This evaluation produces a numerical rating, which is factored into a salary matrix to suggest the amount of compensation increase that the officer should receive. The salary matrix is reviewed periodically by an outside consultant who specializes in compensation plans for financial institutions. The Compensation and Benefits Committee approve the salary matrix and salary adjustments for all officers annually.

         Base salary for Mr. Burt was increased in 1999 by 2% for his performance in 1998. This increase was less than that commiserate with a performance evaluation signifying that he exceeded the expectations of the Committee. The base salary for executive officers generally falls within the midpoint of the salary range and Mr. Burt's base pay falls in the third quartile of his salary range.

         Annual incentives are based upon a cash incentive compensation plan for all officers. This plan is based in part on Company performance and in part on individual performance. The Compensation and Benefits Committee makes the final determination of incentive potential awards. Mr. Burt achieved 72% of his 1998 maximum potential cash incentive. Cash incentive awards for other executive officers ranged from 70%-75% of the maximum potential cash incentives.

         Long-term incentives are comprised of incentive stock options and stock appreciation rights under the 1990 Stock Option and Stock Appreciation Rights
Plan. Mr. Burt was not granted any stock options or stock appreciation rights during 1998. Executive officers were granted options on the basis of additional duties assumed.

         Benefits offered to executive officers are generally the same as those offered to other officers and employees. Generally, they are designed to provide assistance to the employee and/or their dependants in times of illness, disability or death. Also, the Company's retirement plan provides a portion of retirement income based on profit sharing and matching funds for a 401(k) plan.

                                             Compensation and Benefits Committee

                                                             Harry D. Ritchie
                                                           Harold D. Alexander
                                                            Samuel C. King, Jr.
                                                             L. D. Warlick, Jr.

PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock, with the cumulative return on Standard & Poor's 500 Stock Index ("S&P 500") and The Carson Medlin Company's Southeastern Independent Bank Index ("Independent Bank Index").

         The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 23 independent community banks located in the southeastern states of Florida, Georgia, North Carolina, South Carolina, Tennessee, and Virginia. The banks included are:

NAME                                                   CITY              STATE

TIB Financial Corp.                                    Key Largo           FL
Seacoast Banking Corp.                                 Stuart              FL
Capital City Bank Group, Inc.                          Tallahassee         FL
Fidelity National Corp.                                Atlanta             GA
Southwest Georgia Financial Corp.                      Moultrie            GA
First Banking Company of Southeast Georgia             Statesboro          GA
PAB Bankshares, Inc.                                   Valdosta            GA
Bank of Granite Corp.                                  Granite Falls       NC
Carolina First BancShares, Inc.                        Lincolnton          NC
FNB Financial Services Corp.                           Reidsville          NC
First Bancorp                                          Troy                NC
CNB Corporation                                        Conway              SC
Palmetto Bancshares, Inc.                              Laurens             SC
Carolina Southern Bank                                 Spartanburg         SC
First Pulaski National Corporation                     Pulaski             TN
National Bankshares Inc.                               Blacksburg          VA
FNB Corporation                                        Christiansburg      VA
Virginia Commonwealth Financial Corp.                  Culpepper           VA
American National Bankshares, Inc.                     Danville            VA
Central Virginia Bankshares, Inc.                      Powhatan            VA
Virginia Financial Corp.                               Staunton            VA
C&F Financial Corporation                              West Point          VA
Pocahontas Bankshares Corporation                      Bluefield           VA

                         CAROLINA FIRST BANCSHARES, INC.
                           FIVE YEAR PERFORMANCE INDEX




[GRAPH OF FIVE YEAR PERFORMANCE INDEX]





                                           1993     1994     1995     1996     1997    1998
                                           ----     ----     ----     ----     ----    ----

Carolina First BancShares, Inc.             100      136      197      317     525      550
Independent Bank Index - Weighted           100      119      151      191     280      296
S&P 500 Index                               100      101      139      171     228      294



CERTAIN TRANSACTIONS WITH MANAGEMENT

         Certain Company directors, officers and principal shareholders, and their associates, were customers of, or had banking and financial transactions with, the Company or its subsidiaries in the ordinary course of business during 1998. Some of the directors of the Company or its subsidiaries are directors, officers, trustees or principal securities holders of corporations or other organizations which also were customers of, or had banking and financial transactions with, the Company or its subsidiaries in the ordinary course of business during 1998.

         All outstanding loans and other transactions with the directors, officers and principal shareholders of the Company and its subsidiaries were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of credit extended to directors, executive officers and principal shareholders as of December 31, 1998 was $4,817,455 or 7.8% of the Company's shareholders' equity. In addition to banking and financial transactions, the Company or its subsidiaries may have had additional transactions with, or used products or services of, various organizations of which directors of the Company and its subsidiaries are associated. The Company provided data processing and other services to First Gaston Bank of North Carolina ("First Gaston"), during 1998, for which First Gaston paid $161,895. The Company is the largest shareholder of First Gaston, and James E. Burt, III, the Company's President and Chief Executive Officer is a director of First Gaston. D. Mark Boyd, III, the Company's former Chairman and Chief Executive Officer was a director of First Gaston until his resignation on November 27, 1998. Except for the transactions with First Gaston, the amounts involved in such noncredit transactions have in no case been material in relation to the business of the Company, its subsidiaries or such other organizations. It is expected that the Company and its subsidiaries will continue to have similar transactions in the ordinary course of its business with such individuals and their associates in the future.

         Mr. Jones, a director of the Company, is a partner in the law firm of Homesley, Jones, Gaines, Homesley & Dudley, which performed certain legal services on the Company's behalf during 1998.

         Lincoln Bank of North Carolina, a wholly owned subsidiary of the Company ("Lincoln Bank"), currently leases an office building in Lincolnton, North Carolina from D. Mark Boyd, III, the Company's former Chairman and Chief Executive Officer, and the holder of more than 5% of the Company's Shares, and his wife Diane Boyd. This property is leased under a five-year lease which commenced in September 1997 at a current monthly rental of $3,098.67, subject to annual adjustments as provided in the lease agreement. The Bank has the option to renew the lease for one additional five-year term. The Company believes that the terms of this lease, including the rent, are comparable to the terms available from unrelated third parties.

PROPOSAL II

APPROVAL OF CAROLINA FIRST BANCSHARES, INC.
1999 LONG-TERM INCENTIVE PLAN

         The Company currently maintains the Carolina First BancShares, Inc. 1990 Stock Option and Stock Appreciation Rights Plan (the "1990 Plan"). The 1990 Plan provides for the granting of stock appreciation rights and options to purchase shares of the Company's Common Stock to key employees of the Company and its subsidiaries. As of December 31, 1998, there were 52,110 shares of Common Stock remaining available for the grant of awards under the 1990 Plan.

         On January 22, 1999, the Board of Directors adopted the 1999 Plan, subject to approval of the 1999 Plan by the shareholders at the Annual Meeting. The 1999 Plan will be effective as of its approval by the shareholders at the Annual Meeting, and no awards will be made under the 1999 Plan prior to such approval. Whether or not the shareholders approve the 1999 Plan, the Company may continue to grant options or other awards under the 1990 Plan until the shares authorized thereunder are depleted or until the 1990 Plan expires on September 6, 2000.

         The Company has reserved 500,000 shares of the authorized but unissued shares of Common Stock for issuance upon the grant or exercise of awards pursuant to the 1999 Plan.

SUMMARY OF THE 1999 PLAN

         A summary of the 1999 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 1999 Plan, which is attached to this Proxy Statement as Appendix A.

         GENERAL

         The purpose of the 1999 Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of employees, officers and directors to those of the shareholders, and by providing such persons with an incentive for outstanding performance. As of March 1, 1999, there were approximately 61 employees (including all current executive officers) and directors eligible to participate in the 1999 Plan.

         The 1999 Plan authorizes the granting of awards ("Awards") to employees, officers, and directors of the Company or its subsidiaries in the following forms: (i) options to purchase shares of Common Stock ("Options"), which may be Incentive Stock Options or Nonqualified Stock Options, or (ii) stock appreciation rights ("SARs"). The maximum number of shares of Common Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the 1999 Plan to any one participant is 100,000.

         Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer and the four next most highly compensated executive officers of the Company. The 1999 Plan is designed to comply with Code Section 162(m) so that the grant of Options and SARs under the 1999 Plan will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by the Company. The Board has approved the 1999 Plan for submission to the shareholders in order to permit the grant of Awards thereunder that will constitute deductible performance-based compensation for purposes of Code Section 162(m).

         ADMINISTRATION

         The 1999 Plan will be administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee"). The Committee will have the power, authority and discretion to designate participants; determine the type or types of Awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the 1999 Plan; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the 1999 Plan.

         Awards

         Stock Options. The Committee is authorized to grant Options under the 1999 Plan, which may be Incentive Stock Options or Nonqualified Stock Options. All Options will be evidenced by a written Award Agreement between the Company and the participant, which will include such provisions as may be specified by the Committee; provided, however that the exercise price may not be less than the fair market value of a share of Common Stock on the date the Option is granted. The terms of an Incentive Stock Option must meet the requirements of
Section 422 of the Code.

         Upon exercise of any Option, payment for shares of Common Stock as to which the Option is exercised shall be made in such manner and at such time or times as shall be provided in the Option Agreement, including cash, shares of Common Stock previously acquired by the optionee, or any combination thereof. If all or part of the exercise price is paid in shares of Common Stock, the value of such shares will be equal to the fair market value of such shares as of the date of exercise.

         Stock Appreciation Rights. The Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant. All awards of SARs will be evidenced by an Award Agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Committee at the time of grant.

         Performance Goals. The Committee may determine that any Award will be determined solely on the basis of (a) the achievement by the Company or a parent or subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company's, parent's or subsidiary's stock price, (c) the achievement by an individual or a business unit of the Company, parent or subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, (d) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees, or (e) any combination of the goals set forth in (a) through (d) above. Furthermore, the Committee reserves the right for any reason to reduce (but not increase) any such Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee must establish goals not later than 90 days after the beginning of the period for which such performance goal relates (or such other date as may be permitted or required under Code Section 162(m)). Any payment of an Award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

         Limitations on Transfer; Beneficiaries. No Award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order. The Committee however may (but need not) permit other transfers where the Committee concludes that such transferability
(i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any Award upon the participant's death.

         Acceleration Upon Certain Events. In the event of a Change in Control of the Company (as defined in the 1999 Plan), all outstanding Options and SARs will become fully vested, and all restrictions on all outstanding Awards will lapse; provided such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that would otherwise qualify for such accounting treatment and is contingent upon qualifying for such accounting treatment. Regardless of whether an event described above shall have occurred, the Committee may in its sole discretion declare all outstanding Options and SARs to become fully vested, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among participants or among Awards in exercising such discretion.

         Termination and Amendment

         The Board or the Committee may, at any time and from time to time, terminate, amend or modify the 1999 Plan without shareholder approval, but the Committee may condition any amendment on the approval of the Company's shareholders, if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. The Committee may amend any outstanding Award, but such amendment shall not, without the participant's consent, reduce or diminish the value of such Award determined as if it had been exercised, vested, cashed in or otherwise settled on the date of such amendment. Also, the exercise price of any Option generally may not be reduced and the original term of any Option may not be extended, except as provided in the 1999 Plan. No termination, amendment, or modification of the 1999 Plan may adversely affect any Award previously granted under the 1999 Plan, without the written consent of the participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

         Nonqualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted Nonqualified Stock Option. However, the participant will realize ordinary income on the exercise of the Nonqualified Stock Option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such Option over the exercise price, and the Company will be entitled to a corresponding deduction (subject to Code Section 162(m) limitations). The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

         Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an Incentive Stock Option. Although the participant will not realize ordinary income upon his exercise of an Incentive Stock Option, the difference between the exercise price and the fair market value of the shares at the time of exercise of the Incentive Stock Option will be treated as an item of tax preference for alternative minimum tax purposes. If the participant holds the shares of Common Stock for the greater of two years after the date the Incentive Stock Option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of Common Stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the lesser of (i) the gain realized by the participant upon such disposition, or (ii) the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate exercise price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to Code Section 162(m) limitations). The gain in excess of such amount realized by the participant as ordinary income would be taxed as a capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

         SARs. Under present federal income tax regulations, a participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code
Section 162(m) limitations).

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

         No Awards will be granted or approved for grant under the 1999 Plan prior to the Annual Meeting. Any Awards under the 1999 Plan will be made in the discretion of the Committee. Consequently, it is not presently possible to determine, with respect to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all non-executive directors, as a group, or (iv) all eligible participants, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received by such persons or groups pursuant to the 1999 Plan or the benefits or amounts that would have been received by such persons or groups under the 1999 Plan if it had been in effect during the last fiscal year.

ADDITIONAL INFORMATION

         The Common Stock is traded in the over-the-counter market and is quoted in the "pink sheets." As of March 24, 1999, the bid and ask prices for the Shares, as reported by The Charlotte Observer, were $27.30 and $30.00, respectively. The Company's application to Nasdaq to permit the Company's Shares to be traded on the Nasdaq Stock Market is pending.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1999 PLAN.


                                  MISCELLANEOUS

SECTION 16(a) COMPLIANCE

         The Company is required to identify each director or officer who failed to file timely with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's securities. Based on material provided to the Company, the Company believes that all such filing requirements with respect to the Company's fiscal year ended December 31, 1998 were complied with.

SHAREHOLDER PROPOSALS

         Any proposal which a Company shareholder intends to be presented at the Company's annual meeting of shareholders to be held in 2000 (the "2000 Meeting") must be received by the Company on or before November 20, 1999. Furthermore, the Company's Amended and Restated Articles of Incorporation provide that any shareholder may make proposals for a shareholder vote at the 2000 Meeting, provided that advance notice of such proposal is received by the Secretary of the Company not less than 60, nor more than 90, days prior to April 20, 2000. Only proper proposals which are received on or before November 20, 1999 (or such later date) will be eligible for inclusion in the proxy statement and form of proxy for the 2000 Meeting.

OTHER MATTERS

         Management does not know of any matters to be brought before the Meeting other than as described in this proxy statement. Should any other matters properly come before the Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The independent public accounting firm selected by the Board of Directors for the calendar year 1999 is KPMG LLP. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

EXPENSES OF SOLICITATION

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company or its subsidiaries, personally, by telephone, telegraph or facsimile or other electronic means. The Company may retain Regan & Associates, or another proxy solicitation firm, and pay its reasonable charges, presently estimated to be less than $10,000, for the solicitation of proxies. No agreement has been entered into with any proxy solicitation firm as of March 26, 1999. The Company may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials and the 1998 Annual Report to principals and obtaining their instructions.

AVAILABILITY OF ANNUAL REPORT

         THIS PROXY STATEMENT INCORPORATES CERTAIN INFORMATION FROM THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH IS BEING DELIVERED HEREWITH. THE COMPANY, UPON REQUEST, ALSO WILL PROVIDE TO SHAREHOLDERS, FREE OF CHARGE, COPIES OF ITS ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SEC. SHAREHOLDERS SHOULD DIRECT THEIR REQUESTS TO:
CAROLINA FIRST BANCSHARES, INC., P.O. BOX 657, LINCOLNTON, NORTH CAROLINA 28093,
ATTENTION: MS. JAN H. HOLLAR, SECRETARY.

-
                                       A-1
                                   APPENDIX A


                         CAROLINA FIRST BANCSHARES, INC.
                          1999 LONG-TERM INCENTIVE PLAN

                                    ARTICLE I
                                     PURPOSE

         1.1 GENERAL. The purpose of the Carolina First BancShares, Inc. 1999 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Carolina First BancShares, Inc. (the "Company"), by linking the personal interests of its employees, officers and directors to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors.

                                    ARTICLE 2
                                 EFFECTIVE DATE

         2.1 EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the shareholders of the Company.

                                    ARTICLE 3
                                   DEFINITIONS

         3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a) "Award" means any Option or Stock Appreciation Right, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

                  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (c) "Board" means the Board of Directors of the Company.

                  (d)  "Change  in  Control"  means  and  includes  each  of the following:

                           (1) The  acquisition  by any  individual,  entity  or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

                           (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (4)      Approval  by the shareholders of the Company
                   of a complete liquidation or  dissolution  of   the  Company.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (f) "Committee"  means the committee of the Board described in
         Article 4.

                  (g) "Company" means Carolina First BancShares, Inc., a North Carolina corporation.

                  (h) "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

                  (i)  "Disability"  shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

                  (j)  "Effective  Date" has the meaning  assigned  such term in
         Section 2.1.

                  (k) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

                  (l) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (m) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

                  (n)  "Option"  means a right  granted to a  Participant  under
         Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

                  (o) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

                  (p) "Participant" means a person who, as an employee, officer or director of the Company or any Subsidiary, has been granted an Award under the Plan.

                  (q) "Plan" means the Carolina First BancShares, Inc.1999 Long-Term Incentive Plan, as amended from time to time.

                  (r) "Stock" means the $2.50 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

                  (s) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

                  (t) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

                  (u) "1933 Act" means the Securities Act of 1933, as amended from time to time.

                  (v) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                    ARTICLE 4
                                 ADMINISTRATION

         4.1 COMMITTEE. The Plan shall be administered by the Compensation and Benefits Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

         4.2 ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                  (a)      Designate Participants;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

                  (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

                  (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (h) Decide all other matters that must be determined in connection with an Award;

                  (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

                  (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

                  (k) Amend the Plan or any Award Agreement as provided herein.

         4.4. DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

         5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 10.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right) shall be 500,000.

         5.2. LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

         5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 10.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 100,000.

                                    ARTICLE 6
                                   ELIGIBILITY

         6.1. GENERAL. Awards may be granted only to individuals who are employees, officers or directors of the Company or a Parent or Subsidiary.

                                    ARTICLE 7
                                  STOCK OPTIONS

         7.1.  GENERAL.   The  Committee  is  authorized  to  grant  Options  to
Participants on the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

                  (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

                  (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months.

                  (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

                  (e) ADDITIONAL OPTIONS UPON EXERCISE. The Committee may, in its sole discretion, provide in an Award Agreement, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers shares of Stock as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of shares of Stock as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered shares of Stock on the date of exercise of the original Option (the grant date for the new Option), and (iii) shall have a term equal to the unexpired term of the original Option.

         7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

                  (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

                  (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

                  (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

                           (1) The Incentive  Stock Option shall lapse as of the
                  option expiration date set forth in the Award Agreement.

                           (2) The Incentive  Stock Option shall lapse ten years
                  after it is granted, unless an earlier time is set in the Award Agreement.

                           (3) If the Participant  terminates employment for any
                  reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Company for cause or by the Participant without the consent of the Company, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

                           (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

                           (5) If the Participant dies while employed, or during
                  the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with
                  Section 9.6.

                  Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

                  (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of
         Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

                  (e) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

                  (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

                  (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

                  (h) DIRECTORS. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                    ARTICLE 8
                            STOCK APPRECIATION RIGHTS

         8.1. GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

                  (a) RIGHT TO PAYMENT. Upon the exercise of a Stock App-reciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                          (1) The Fair Market Value of one share of Stock on the date of exercise; over

                          (2) The grant price of the Stock Appreciation Right as
                 determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

                  (b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                    ARTICLE 9

                         PROVISIONS APPLICABLE TO AWARDS

         9.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

         9.2. EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 10.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.

         9.3. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

         9.4. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

         9.5. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and
(iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

         9.6 BENEFICIARIES. Notwithstanding Section 9.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

         9.7. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

         9.8. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         9.9. ACCELERATION UPON CERTAIN EVENTS NOT CONSTITUTING A CHANGE IN CONTROL. In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options and Stock Appreciation Rights to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         9.10. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 9.8 or 9.9 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options and Stock Appreciation Rights shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 9.10.

         9.11 EFFECT OF ACCELERATION.  If an Award is accelerated  under Section
9.8 or 9.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants, whether or not such Participants are similarly situated.

         9.12. PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company's, Parent's or Subsidiary's stock price, (c) the achievement by an individual or a business unit of the Company, Parent or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, (d) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code
Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

         9.13. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

                                   ARTICLE 10
                          CHANGES IN CAPITAL STRUCTURE

         10.1. GENERAL. In the event a stock dividend is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 11.2, there shall be made such other equitable adjustment as the Committee shall approve.

                ARTICLE 11AMENDMENT, MODIFICATION AND TERMINATION
         11.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

         11.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, and provided further that, except as otherwise permitted in the Plan, the exercise price of any Option may not be reduced and the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 12
                               GENERAL PROVISIONS

         12.1. NO RIGHTS TO AWARDS. No Participant or eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

         12.2. NO SHAREHOLDER RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

         12.3. WITHHOLDING. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

         12.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant's employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Parent or Subsidiary.

         l2.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

         12.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         12.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

         12.8.    EXPENSES.   The expenses  of  administering the  Plan shall be
borne by the Company and its Parents or Subsidiaries.

         12.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         12.10. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         12.11. FRACTIONAL SHARES. No fractional shares of Stock shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         12.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         12.13. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of North Carolina.

         12.14 ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.